Exhibit 10.9

                UNIVERSAL BROADBAND COMMUNICATIONS, INC.
                          EMPLOYMENT AGREEMENT
                          --------------------



     This Agreement is entered into on this 28th day of November, 2001, in the City of Irvine, California, by and between UNIVERSAL BROADBAND COMMUNICATIONS, INC., a Nevada Corporation, (hereinafter referred to as "COMPANY") and HAROLD R. STOKES, an Attorney at Law (hereinafter referred to as "EMPLOYEE and/or ATTORNEY") and collectively called the "Parties". As of the date of the signing of this Agreement, Mark Ellis is serving as Chief Executive Officer for the Company, referred to in this Agreement as "C.E.O.".

     This Employment Agreement (hereinafter referred to as "Agreement") is entered into by and between Company and Employee as follows:


                              1.  RECITALS

     1.1 Company owns and operates a Intergrated Telecommunications Company engaging in Long Distance Telephone and ISP services to the business and individual customers. The principle place of business of Company is 18200 Von Karman Avenue, 10 Floor, Irvine, California 92612.

     1.2 Company is in the process of Merger and Acquisition of a publicly reporting corporation in compliance with the SEC; and prior to that merger, has felt the need of establishing a General Counsel's Office.

     1.3 Employee is a licensed attorney in the State of California, whose California Bar Number is 62914, and has a Professional Law Corporation registered with the State Bar Association by the name of " Law Office of Harold R. Stokes, A Professional Law Corporation", doing business at 18301 Irvine Boulevard, Suite 108, Tustin, California 92780.

     1.4 The Parties have negotiated an Agreement that would require the Employee to establish a General Counsel Office within the headquarters of the Company, and have reached an agreement.

     1.5 The C.E.O. has represented to Employee that he has the power and authority to bind the Company to accept the terms and conditions of this Agreement.

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     1.6  The Parties desire to place their agreement in writing, which sets out Employee's employment with Company as General Counsel, commencing December 3, 2001, to oversee and manage the legal aspects of Company, with the statement of the respective responsibilities of both parties.

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:


                   2.  EMPLOYMENT AS GENERAL COUNSEL
                       AND INDEPENDENT CONTRACTOR

     2.1 Company hereby employs Employee as General Counsel for a three-year term, unless modified by the Parties as set out below, commencing on Monday, December 3, 2001, to establish, supervise and oversee a General Counsel Office for Company. Employee hereby accepts such employment, upon the terms and conditions set forth.

     2.2 From the date of this Agreement, until December 3, 2001, Employee/Attorney will act as an Independent Contractor, and report directly to the C.E.O. of Company. Work assignment will be based upon task and legal contracts that need to be reviewed by the General Counsel prior to employment date. As an Independent Contractor, work can be performed at the Company's headquarters, as well as at Employee's law firm in Tustin. Employee shall not be reimbursed for travel time, travel expenses, nor staff time utilized at his office in Tustin, for this interim task. Company, however, on an as-is basis, will provide computer and secretarial support, as approved by the C.E.O.


               3.  DUTIES AND RESPONSIBILITIES OF EMPLOYEE

     3.1 Employee will establish a General Counsel Department at the principle business location in Irvine, referenced above, and manage and supervisor the performance of said department.

     3.2 Company will provide office space at its Irvine location on the 10th floor, per schematic diagrams, discussed by and between Employee and Chief Executive Officer, Mark Ellis.

     3.3 Company shall provide furniture, computers, law library updates, space for a Paralegal Assistant and Legal Secretary, for the Employee. Staff personnel for the General Counsel's office shall be

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          paid directly by Company and  shall work under the supervision and control of Employee. It is agreed that Employee reports to the CEO on all hiring, dismissal, and such other employment decisions.

     3.4 Dependant upon work load of Company and its growth, Employee shall be allowed to hire an additional Attorney or Staff Counsel on an as-needed needed basis, upon approval by the CEO.

     3.5 Employee will not be duly responsible for Securities and Exchange Commission matters, although Employee will be allowed to hire and supervise work product and billings of Outside Counsel on an as-needed basis, with the approval of the CEO. General Counsel, would be responsible make Court Hearings, attend Court Trials, if any, Settlement Conferences, Depositions, and review of Complaints and such other related matters for Company.

     3.6 PARTICIPATION IN ORIENTATION AND TRAINING: Employee agrees to participate in orientation and service training programs, designated by Company, and to comply with all training requirements and policies, established from time to time by Company. Furthermore, Employee is expected to attend Continuing Educational Programs, as directed by the State Bar, in order to keep license current. Any programs that are related to Corporate Law, Employment, Securities matters, mergers and acquisitions, and financial matters, shall be reimbursed by Company, so long as prior notice is given and approved.

     3.7 COMPLIANCE: Employee agrees to comply with all applicable policies of Company, including but not limited to, personnel and employment qualifications, employment policies and procedures, etc. Employee further agrees that all activities carried out by him, pursuant to this Agreement, shall be carried out without discrimination on the basis of age, sex, physical; or mental handicap, race, color, religion, ancestry, or national origin.


                       4.  PERFORMANCE EVALUATION

     4.1 Employee's performance shall be reviewed for the first 90 days of employment and on an annual basis by COMPANY. Annual basis shall be deemed as the end of its fiscal accounting period, which is December 31st of each year.

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                            5.  COMPENSATION

     5.1 For all services to be rendered by Employee on behalf of "UBC" or its affiliate or any successor, Company, commencing on December 3, 2001, agrees to pay, and Employee agrees to accept, compensation as follows:

     a.        $96,000 for the first year base salary (payable weekly);
               beginning on December 3, 2001. Second year base salary at $115,000 and third year base salary of $140,000. A 10% (ten percent) yearly bonus will be based on the yearly base salary, and will be paid at the end of the Accounting Year (December 31st of each year).

     b. 25,000 shares of common stock of Company; ownership of said stock shall vest with Employee in three months; vesting to start December 3, 2001.

     c. The options of common stock to be granted with vesting over a twelve-month period vesting at fifty percent per month, and options are to be performance based. Employee would be allowed to participate in Company Employee Stock Option Plan.

     d. Subsequent to the vesting date, shares shall remain the sole property of Employee regardless of change in ownership and/or control of Company, unless Employee and only Employee exercises his right in the sale or transfer of such stock.

     e. Employee shall receive three (3) weeks' paid vacation (fifteen working days) after December 3, 2002 (first year), three weeks (fifteen working days) after second year, and four weeks (twenty working days), after third year. Employee can stagger the accrued vacation time, and
               with approval of the C.E.O.   Any earned or unused
               vacation time shall be paid to Employee if Employee either voluntarily leaves Company, or is terminated by Company.

     f. Employee shall be paid holidays, pursuant to Company policy, as well as receive five (5) days of paid personal time per year, per Company Policy. Unused accrued personal time has no cash value and will not be paid at termination.

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     g.        Employee shall be included in any and all of Company's
               medical, Workers' Compensation, and all other Health benefits and Retirement Plans - 40l(K) that Company may have (whether they exist at the time of this Agreement or as executed or any time thereafter), effective 90 days after employment.

     h. Employee, from time to time, may be required to travel and/or take selected professionals to breakfast/lunch/dinner, at the request or approval of C.E.O., Employee shall be reimbursed for said expenses, once itemization is provided and approved.

     i. Employee shall receive Severance Pay upon involuntary termination of his employment. If employed for at least one year, such severance pay shall include a minimum of at least thirty (30) days' salary (measured at the time of termination).

     j. Either party may terminate this contract by giving a thirty-day notice. However, any termination notice by either party Employee shall be paid a lump sum based upon all accumulated earnings and benefits granted.

     5.2 Employee understands that other type(s) of compensation may be paid to Employee other than as stated in Paragraph 5.1, and this Agreement can be amended and updated accordingly, if agreed to by the Parties mutually in writing, or according to Company Policy.


              6.  CONFIDENTIAL AND PROPRIETARY INFORMATION


     6.1 In the course of his employment, Employee may have access to Company's confidential information and trade secrets, including confidential records, data specification, manuals, policies and procedures, client lists and other items of proprietary and/or confidential information, which are the property of Company and used in the regular course of its business. During Employee's employment and for three (3) years thereafter, Employee warrants that he will not, directly or indirectly, disclose or use any such information for his personal benefit or for the benefit of any third party or to the detriment of Company, except as required in the regular course of his

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          employment with Company.  However, such confidential
          information may be disclosed with the written consent of Company.


                             7.  COMPETITION

     7.1  During the term of this Agreement, Employee shall not:

          a. Render same or similar services on behalf of any person or company, except he is allowed to practice law and wind down affairs of his private law practice, as needed. According to Superior Court and State Bar policy, it may become necessary to render legal services to existing clients, with their current cases. Attorney will covenant and agree the C.E.O. informed in advance of the events, as well as will work additional time for Company in order to compensate for the time expended.

          b. Permit his name to be used by, be engaged with, or carry on (either for himself or as a member of a partnership, or as a stockholder, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, or corporation) any business that is competitive with or adverse to Company. It is understood by the Parties that Employee has a professional law corporation, is licensed by the California State Bar, and for licensing and tax purposes, is not required to abandon professional identity.

          c. Employee will, from time to time, continue his obligations as officer and member of service clubs, non-profit organizations, for the purpose of advertising said
               company, and upon approval of C.E.O.   The Company has the
               option of paying for dues, if offered.



                             8.  TERMINATION

     8.1 COMPANY shall have the right to terminate this Agreement for any of the following reasons by serving written notice upon
          EMPLOYEE:

          a. For willful breach of any covenant and condition of employment, habitual neglect of, willful failure to perform, or inability to perform, EMPLOYEE'S duties and obligations as GENERAL COUNSEL;

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          b.   For illegal conduct, constituting a crime involving moral
     turpitude, conviction of a felony, or any conduct detrimental to the interest of COMPANY;

          c. For physical or mental disability rendering EMPLOYEE incapable of performing his duties for a consecutive period of 180 days, or by death;

          d. Determination by C.E.O. that the continued employment of GENERAL COUNSEL is detrimental to the best interest of COMPANY. If said matter of termination comes before the COMPANY'S Board of Directors, the Board of Directors shall have the sole and absolute discretion as to whether or not continued employment is in the best interests of COMPANY.



                           9.  CLIENT RECORDS

     9.1 It is expressly understood that all legal files, documents and/or records for Company provided to Employee by Company and/or work product produced by Employee or Company constitute the property of Company. Upon termination of his employment, Employee shall deliver said files/documents to Company.


                             10.  ASSIGNMENT

     10.1 Nothing contained in this Agreement shall be construed to permit assignment, by Employee of any rights or duties under this Agreement. Any such assignment is expressly prohibited.


                    11.  DISPUTE RESOLUTION/MEDIATION

     11.1 In the event that there is any dispute as to any items subject to this Agreement, including, but not limited to, the extent, quality, manner and location of services to be rendered and fees to be paid, such disagreement shall first be submitted to the C.E.O. of Company for resolution and if not resolved by and between the parties, shall be submitted to Mediation. If Mediation is not successful in resolving the entire dispute, any outstanding issues shall be submitted to final and binding arbitration in accordance with the rules established by the American Arbitration Association. The arbitrator's award shall be

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          final and judgment may be entered upon it by any Court having competent jurisdiction. If either party hereto shall institute any legal or other proceedings to enforce or interpret any rights hereunder or terms thereof, the prevailing party in such action will be entitled to reasonable attorney fees and all court costs. Jurisdiction shall be in Orange County, or as agreed to by the parties.


                     12.  COSTS AND ATTORNEYS' FEES

     12.1 In the event that either party hereto shall bring any such action to enforce any provision of this Agreement, or as a result of any default in the performance of any provision of this Agreement, the prevailing party in such action shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred by such prevailing party in connection with such action.


                          13.  ENTIRE AGREEMENT

     13.1 This Agreement constitutes the entire Agreement between the parties hereto with respect to the matters herein, and supersedes all prior agreements.


                              14.  NOTICES

     14.1 All notices or other communication that either party may desire or may be required to deliver to the other party, may be delivered in person or by depositing same in the United States mail, postage prepaid, Certified or Registered Mail, addressed as follows:

                    If to Employee:

                         Harold R. Stokes
                         18301 Irvine Blvd, Suite 108
                         Tustin, CA  92780

                    If to Company:

                         Mark Ellis, C.E.O.
                         Universal Broadband Communications, Inc.
                         18200 Von Karman Avenue, 10th Floor
                         Irvine, CA  92612

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                         15.  FURTHER DOCUMENTS

     15.1 The Parties hereto agree to execute any further documents and to take such further actions that may be necessary or appropriate in order to carry out the purposes of this Agreement.


                          16.  VIOLATION OF LAW

     16.1 In the event it is determined that any part of this Agreement is in violation of applicable law, the parties agree to negotiate, in good faith, to amend this Agreement as is necessary to conform to the Law.


                              17.  WAIVERS

     17.1 Any waiver of any term, covenant or condition of this Agreement by any party hereto, should not be effective unless set forth in writing, signed by the party granting such waiver and the other party thereto. If a partial waiver is granted or agreed to by the parties, in no event shall any such waiver be deemed to be a waiver of any other term, covenant or condition of this Agreement.


                           18. CONTRACT REVIEW

     I hereby agree to the above and certify that I have read the foregoing and fully understand the meaning and effect thereof, and intending to be legally bound, execute this agreement on this 28 day of November, 2001, in Irvine, California.


By:  /s/ HAROLD R. STOKES                         November 28, 2001
   -----------------------------------            -----------------
     Harold R. Stokes, Employee                   Date


By:  /s/ MARK ELLIS                               November 28, 2001
   -----------------------------------            -----------------
     Mark Ellis, C.E.O. of Universal Broadband    Date